CRW FINANCIAL, INC.
                              443 South Gulph Road
                            King of Prussia, PA 19406
                             -----------------------

                          SUPPLEMENT TO PROXY STATEMENT
                       1997 ANNUAL MEETING OF STOCKHOLDERS
                             -----------------------


     This Supplement to Proxy Statement ("Supplement") is furnished to stockholders of CRW Financial, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by order of the Board of Directors of the Company, for use at the Company's 1997 Annual Meeting of Stockholders (the "Meeting"). On or about September 12, 1997, the Company distributed a proxy statement ("Proxy Statement") to all stockholders in connection with such solicitation of proxies.

     The sole purpose of this Supplement is to note an error appearing on page 2 of the Proxy Statement under the heading "Directors -- Class III (Term Expires at Annual Meeting in 1998). Under such heading, Mark DeNino, a director of the Company, was mistakenly indicated to be a director of TeleSpectrum Worldwide Inc. ("TeleSpectrum"). Mr. DeNino is not currently a director of TeleSpectrum.

     The Meeting will be held at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, PA 19428, at 10:00 a.m., local time, on Thursday, October 16, 1997.

     THE BOARD OF DIRECTORS URGES EACH STOCKHOLDER TO COMPLETE, DATE, SIGN AND RETURN THE PROXY PREVIOUSLY DISTRIBUTED WITH THE PROXY STATEMENT PROMPTLY, ALTHOUGH YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. THE RETURN OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU DECIDE TO ATTEND THE MEETING.


                                            By Order of the Board of Directors



                                            /s/ J. BRIAN O'NEILL
                                            -------------------------
                                            J. Brian O'Neill
                                            Chairman of the Board and
                                            Chief Executive Officer


September 24, 1997